EXHIBIT 99.2

Boeing Board Elects W. James McNerney, Jr. Chairman, President and CEO

CHICAGO, June 30, 2005 — The Boeing Company [NYSE: BA] announced today that its board of directors has elected W. James McNerney, Jr. chairman of the board, president and chief executive officer, effective July 1. James A. Bell, who has served as president and chief executive officer on an interim basis, will remain chief financial officer, and Lewis E. Platt will become lead director.

“Boeing’s businesses are performing very well, and the board sought a CEO with the experience and credentials necessary to sustain that momentum and take the company to the next level,” Platt said. “Jim met all the board’s criteria. He is, in the unanimous judgment of our board members, the ideal person to lead Boeing.”

McNerney, 55, has served as chairman and chief executive officer of 3M since January 2001. Before joining 3M, he held top executive positions at the General Electric Company, including president and CEO of GE Aircraft Engines and GE Lighting; president of GE Asia-Pacific; and president and CEO of GE Electrical Distribution and Control. In addition, he served as executive vice president of GE Capital, which plays an important role in the commercial aviation industry as a provider of airplane leasing and financing services. He has been a director of Boeing for three-and-a-half years and is a director of the Procter & Gamble Co.

“As a past business partner and as a Boeing director, Jim has deep knowledge of the aerospace industry and of Boeing,” Platt added. “He has a proven track record as a leader of complex global businesses, has gained significant experience working with a wide range of our government and commercial customers, and throughout his career has demonstrated an ability to deliver results even in the most challenging business environment.

“Jim wins respect for his integrity, ethical leadership and personal business style wherever he goes. We look forward to the next phase of Boeing’s growth with Jim leading our team,” Platt said.

“Boeing is the world’s leading aerospace company with a rich tradition and a bright future,” said McNerney. “I intend to ensure that we continue to harness the innovative energy of our people and the cutting-edge technologies they are developing. Our financial position is strong, and we have proven the logic of our strategy. My job is to make sure we deliver continued profitable growth by consistently meeting the requirements of our diverse customers with outstanding new products and superior service, and I look forward to meeting that challenge.

“As a current board member, I have come to know our leadership team and have developed an enormous respect for them and for the people of Boeing. I look forward to working with all of them as we realize Boeing’s considerable potential,” McNerney added.

“On behalf of the entire board I want to thank the leadership team and employees of Boeing for their extraordinary work during the past several months,” Platt said. “The board extends its deep appreciation to James Bell, who stepped up at a crucial time. As interim CEO, his leadership kept the company on track and moving forward while continuing in his role as CFO. As we move forward, James will be a valuable partner to Jim.

“We are also very grateful for the performance delivered by Jim Albaugh and Alan Mulally, and their teams at Integrated Defense Systems and Commercial Airplanes. It’s clear that we have extraordinary people in place across the company, and we are looking ahead with great confidence in Boeing’s future.”

McNerney was born Aug. 22, 1949, in Providence, R.I. He holds a B.A. from Yale University and an MBA from Harvard University.

Forward-Looking Information Is Subject to Risk and Uncertainty

Certain statements contained in this press release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Boeing’s intent that such statements be protected by the safe harbor created thereby. Words such as “expects,” “believes” and similar expressions are used to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to those detailed in Boeing’s filings with the Securities and Exchange Commission.

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Contact:

Boeing Media Relations: John Dern or Tim Neale, 312-544-2002

Boeing Investor Relations: Dave Dohnalek or Bob Kurtz, 312-544-2140